Collins Industries, Inc.
15 Compound Drive
Hutchinson, Kansas  67502-4349
(316) 663-5551
www.collinsind.com




January 19, 2000



Dear Stockholder,

      You are cordially invited to attend the Annual Meeting of Stockholders of Collins Industries, Inc. which will be held at 10:00 a.m., local time, on Friday, February 25, 2000, at the Bank of America Auditorium, 100 North Broadway, Wichita, Kansas 67202.

      We plan to review the status and future opportunities for the Company and the industries we serve. The principal business matters to be considered at the meeting will be the election of two directors and the ratification of auditors for the fiscal year ending October 31, 2000.

     Attached you also will find the Notice of the Annual Meeting of Stockholders and your proxy for the meeting. It is important that your shares be represented at the meeting, and we hope you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please be sure to complete and sign the enclosed proxy and return it to us in the envelope provided as soon as possible so that your shares may be voted in accordance with your wishes. Your prompt response will save the Company the cost of further solicitation of unreturned proxies.

We look forward to seeing you on February 25.

                                   Sincerely yours,

                                   Don L. Collins
                                   Chairman of the Board



                    COLLINS INDUSTRIES, INC.
                        15 Compound Drive
                    Hutchinson, Kansas 67502


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                 To Be Held On February 25, 2000

       NOTICE IS HEREBY GIVEN THAT the annual meeting of Stockholders (the "Annual Meeting") of Collins Industries, Inc., a Missouri corporation (the "Company"), will be held at the Bank of America Auditorium, 100 North Broadway, Wichita, Kansas, on Friday, February 25, 2000, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

     l. The election of two directors to serve their respective terms and until their successors shall be elected and shall qualify;

     2. Ratification of the appointment of Arthur Andersen LLP, as independent public accountants for the Company for the fiscal year ending October 3l, 2000; and

     3. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

      All  of the above matters are more fully described  in  the
accompanying   Proxy  Statement,  into  which  this   notice   is
incorporated by reference.

      The Board of Directors has fixed the close of business on December 31, 1999, as the date of record for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will remain open between the record date and the date of the meeting.

      IN ORDER THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, PLEASE FILL OUT, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY OR PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. A RETURN-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE, IS ENCLOSED. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING, BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                                        By order of the Board of Directors
Dated: January 19, 2000
                                        Lewis W. Ediger
                                        Secretary


                    COLLINS INDUSTRIES, INC.
                        15 Compound Drive
                    Hutchinson, Kansas 67502

                         PROXY STATEMENT
                 ANNUAL MEETING OF STOCKHOLDERS
                 To be held on February 25, 2000
                       GENERAL INFORMATION

       INTRODUCTION. This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Collins Industries, Inc. ("the Company") of proxies for use at the annual meeting of Stockholders to be held on Friday, February 25, 2000 at 10:00 a.m., local time, at the Bank of America Auditorium, 100 North Broadway, Wichita, Kansas 67202 and at any adjournment thereof (the "Annual Meeting"), and, together with the enclosed Form of Proxy and Annual Report on Form 10-K for the fiscal year ended October 31, 1999 (the "Annual Report"), is being mailed to the Stockholders on or about January 19, 2000. The address of the principal executive offices of the Company is 15 Compound Drive, Hutchinson, Kansas 67502. Except for items specifically incorporated by reference herein, the Annual Report does not form any part of this Proxy Statement.

      REVOCABILITY OF PROXIES. Each proxy that is properly executed and returned in time for use at the Annual Meeting will be voted at the Annual Meeting, and any adjournments thereof, in accordance with the choices specified. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the voting by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

      COST OF SOLICITATION. The entire cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail. Additional solicitation may be made by officers and employees of the Company by means of a follow-up letter, personal interview, telephone or telegram. Such persons will receive no additional compensation for such services. Proxy cards and materials also will be distributed to beneficial owners through brokers, custodians, nominees and similar parties, and the Company intends to reimburse such parties for reasonable expenses incurred by them in connection with such distribution.

      QUORUM AND VOTING. The authorized capital stock of the Company consists of 17,000,000 shares of Common Stock, $.10 par value per share (the "Common Stock") and 3,000,000 shares of Capital Stock, other than Common Stock, $.10 par value per share (the "Capital Stock"). As of the close of business on December 31, 1999 (the "Record Date"), there were 7,475,406 shares of Common Stock outstanding and no shares of Capital Stock outstanding. All of the issued and outstanding shares of Common Stock of record as of the Record Date are entitled to vote at the Annual Meeting.

      Only stockholders of record of the 7,475,406 shares of Common Stock, outstanding as of the Record Date, will be entitled to vote. Each share of Common Stock is entitled to one vote on all matters, except in the election of directors where the stockholders have cumulative voting rights as described under "Election of Directors." The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are tabulated as if no votes were cast for the matters indicated.

             MATTERS TO BE ACTED UPON AT THE MEETING

       As indicated in the Notice of Annual Meeting of Stockholders, at the Annual Meeting, two directors will be elected, and the Stockholders will be asked to ratify the appointment of auditors for the fiscal year ending October 31, 2000.

                           Proposal 1:
                      ELECTION OF DIRECTORS

      The Board of Directors is presently comprised of seven directors serving staggered three-year terms.

      Each Stockholder has cumulative voting rights in electing directors, which means the number of shares owned may be multiplied by the number of directors to be elected and the cumulative total voted for one (1) candidate or otherwise distributed among any number of candidates. Cumulative voting rights may be exercised in the same manner as other voting rights; that is, by proxy or in person. The two (2) candidates receiving the highest number of votes shall be elected. The two
(2) persons named in the enclosed proxy, or their substitutes, will vote signed and returned proxies for the nominees listed below and, unless otherwise indicated on the proxy, cumulative votes will be divided equally between the nominees. The proxies cannot be voted for a greater number of persons than the number of nominees named below. Each of the nominees has been designated as such by the Board of Directors for the terms specified by their names, and has agreed to serve if elected. Each of the nominees is currently serving as a director, and information about each nominee is set forth under "Management."

      The Board of Directors has no reason to believe that either nominee will become unavailable for election. However, if for any reason, a nominee is not available for election, another person or persons may be nominated by the Board of Directors and voted for in the discretion of the persons named in the enclosed proxy. Vacancies on the Board of Directors occurring after the election will be filled by Board appointment to serve until the next election of such position by the Stockholders.

   THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE FOLLOWING
                            NOMINEES

          Lewis W. Ediger               3-year term
          Arch G. Gothard, III          3-year term


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL


 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information as of December 31, 1999, with respect to (i) each person who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each named executive officer and (iv) all directors and executive officers of the Company as a group. Each person listed below exercises sole voting power and sole investment power unless otherwise indicated by footnote. As of December 31, 1999, there were 7,475,406 shares of Common Stock of the Company issued and outstanding.

                                       Shares
Name and Address                    Beneficially         Percentage
                                        Owned               Owned

Dimensional Fund Advisors, Inc.        385,375 (1)          5.16%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA  90401

Collins Industries Tax Deferred        456,248 (2)          6.10%
  Savings Plan and Trust
  c/o Bank of Kansas, Trustee
  P.O. Box 1707
  Hutchinson, KS 67504-1707

Don L. Collins                       1,253,271 (3)         16.32%
  157 East New England Avenue
  Suite 364
  Winter Park, FL 32789

Donald Lynn Collins                    634,597 (4)          8.18%
  15 Compound Drive
  Hutchinson, KS 67502

Lewis W. Ediger                        331,461 (5)          4.40%
  15 Compound Drive
  Hutchinson, KS 67502

Arch G. Gothard, III                   169,625 (6)          2.26%
  15 Compound Drive
  Hutchinson, KS 67502

Robert E. Lind                         187,471 (7)          2.50%
  15 Compound Drive
  Hutchinson, KS 67502

Don S. Peters                          155,950 (8)          2.05%
  15 Compound Drive
  Hutchinson, KS 67502

William R. Patterson                    26,000 (9)            *
  15 Compound Drive
  Hutchinson, KS  67502

Terry L. Clark                         120,300 (10)         1.59%
  15 Compound Drive
  Hutchinson, KS 67502

Larry W. Sayre                          95,000 (11)         1.26%
  15 Compound Drive
  Hutchinson, KS 67502

Kent E. Tyler                           45,000 (12)           *
  15 Compound Drive
  Hutchinson, KS  67502

All executive officers and           3,115,347 (13)        36.82%
  directors as a group
  (12 persons)

      * Less than 1%.

(1)   Pursuant  to  Schedule 13G filed with  the  Securities  and
      Exchange Commission on February 11, 1999, Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor and furnishes investment advise to four investment companies registered under the Investment Company Act of 1940 and also serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Company that are owned by the respective Portfolios. All securities reported herein are owned by the Portfolios and Dimensional disclaims beneficial ownership of such securities. Dimensional is deemed to have beneficial ownership of 385,375 shares
      of  the Company's common stock  as  of  December 31,  1999.   Of the
      385,375 shares as to which Dimensional is deemed to have beneficial ownership, Dimensional is deemed to have (i) sole voting power with respect to 385,375 shares (ii) shared voting power with respect to 0 shares (iii) sole dispositive power with respect to 385,375 shares and
      (iv) shared dispositive power with respect to 0 shares.

(2) As of December 31, 1999, based on information received from the trustee of the Plan.

(3)   Does not include 7,559 shares owned by Sharon Collins,  the
      wife  of  Mr.  Collins,  as  to    which  Mr.  Collins  disclaims
      beneficial ownership. Includes (i) 205,800 shares deemed beneficially owned pursuant to options exercisable within 60 days and (ii) 64,922 shares owned by Collins Capital Corporation, of which Mr. Collins is an officer, for which Mr. Collins shares voting and investment power.

(4) Includes (i) 282,600 shares deemed beneficially owned pursuant to options exercisable within 60 days and (ii) 64,922 shares owned by Collins Capital Corporation, of which Mr. Collins is an officer, for which Mr. Collins shares voting and investment power.

(5)   Includes 60,000 shares deemed beneficially owned pursuant to
      options  exercisable within    60 days.  Also  does  not  include
      14,128 shares owned by Julane Ediger, the wife of Mr. Ediger, as to which Mr. Ediger disclaims beneficial ownership.

(6) Includes 45,000 shares deemed beneficially owned pursuant to options exercisable within 60 days. Mr. Gothard has shared investment power with respect to 19,650 shares.

(7) Includes 37,500 shares deemed beneficially owned pursuant to options exercisable within 60 days.

(8)   Includes 129,000 shares deemed beneficially owned  pursuant
      to  options  exercisable within 60  days.   Mr.  Peters  has
      shared investment power with respect to 67,250  shares.

(9) Includes 10,000 shares deemed beneficially owned pursuant to options exercisable within 60 days.

(10) Includes 80,800 shares deemed beneficially owned pursuant to options exercisable within 60 days.

(11) Includes 55,000 shares deemed beneficially owned pursuant to options exercisable within 60 days.

(12) Includes 30,000 shares deemed beneficially owned pursuant to options exercisable within 60 days.

(13) Includes 985,300 shares deemed beneficially owned pursuant to options exercisable within 60 days.

                            MANAGEMENT

Directors and Executive Officers

      The following table sets forth certain information with respect to the directors and executive officers of the Company.

Name                          Age       Position Within The Company

Don L. Collins (3)            68        Chairman, Director

Donald  Lynn  Collins (2)     47        President,  Chief  Executive
                                        Officer, Director

Lewis  W.  Ediger  (1)        68        Secretary,  Vice-President,
                                        Director

Robert E. Lind (2)            75        Director

Don S. Peters (3)             70        Director

Arch G. Gothard, III (1)      54        Director

William R. Patterson (2)      58        Director

Terry   L.  Clark             48        Executive  Vice-President Operations

Larry  W.  Sayre              51        Vice-President Finance and  Chief
                                        Financial Officer

Rodney T. Nash                54        Vice-President Engineering

Jack W. Cowden                52        Vice-President Human Resources

Kent E. Tyler                 33        Vice-President Marketing

(1) Term as director expires in 2000.
(2) Term as director expires in 2001.
(3) Term as director expires in 2002.

      Don L. Collins, founder of the Company, has served as Chairman of the Board since its inception in 1971 and served as Chief Executive Officer until 1998. He is Chairman of the Board's Executive Committee and a member of the Nominating Committee.

      Donald Lynn Collins joined the Company in 1980 after being associated with Arthur Andersen, LLP, an international accounting firm. Mr. Collins has served as Chief Executive Officer of the Company since 1998, as President since 1990 and as a director since 1983. He served as the Chief Operating Officer from 1988 until 1998. He is a member of the Board's Policy Committee, Executive Committee, Compensation Committee and Chairman of the Audit Committee. He is the son of Don L. Collins.

      Lewis W. Ediger, a director and Vice-President of the Company since 1972, and Secretary since 1991, is a member of the Board's Policy Committee and is Chairman of the Nominating
Committee.

      Robert E. Lind, a director of the Company since 1972, was employed by the Company as its purchasing manager from 1972 until his retirement in 1980.

     Don S. Peters, a director of the Company since 1983, founded and was chairman of Peters, Gamm, West and Vincent, Inc. an investment advisory firm in Wichita, Kansas, from 1983 to December 1991. He has been a financial consultant with Central Plains Advisors, Inc. since December 1991. He is a member of the Board's Audit Committee and Nominating Committee and Chairman of the Finance Committee.

      Arch G. Gothard, III, a director of the Company since 1987, has been president of First Kansas Group, an investment firm in Junction City, Kansas, since January 1988. He was chief financial officer, treasurer and director of Communications Services, Inc. from 1985 to 1989. He is a member of the Board's Executive Committee, Audit Committee and Finance Committee and is Chairman of the Board's Compensation Committee. Mr. Gothard also serves as a director of Golden Pharmaceuticals, Inc.

      William R. Patterson became a director in 1998. Since August 1998 he has been a principal at Stonecreek Management, LLC. From October 1996 to August 1998, he was Executive Vice President of Premium Standard Farms, Inc., where he served as a consultant and as acting Chief Financial Officer from January 1996 to October 1996. From September 1976 through December 1995 he was a partner in Arthur Andersen LLP. Mr. Patterson is a member of the Finance Committee and Compensation Committee and is Chairman of the Policy Committee. Mr. Patterson also serves as a director of American Italian Pasta Company and Paul Meuller Company.

      Terry L. Clark joined the Company in July 1993 as President of Mobile-Tech Corporation and was promoted to Vice-President Operations of the Company in July, 1994, and to Executive Vice-President Operations of the Company in November 1996. Mr. Clark was President of Quest Communications, Inc. from February 1990 to March 1992 and was Chief Financial Officer and Chief Operating Officer of Ascom Autelca, Inc. from November 1988 to February 1990, two companies serving the telecommunications industry.

      Larry W. Sayre joined the Company in August 1993 as Vice-President Finance and Chief Financial Officer. He has served as Treasurer of the Company since 1995. Mr. Sayre is a certified public accountant and previously served in the national accounting firms of KPMG Peat Marwick, LLP and Grant Thornton. He was also Vice President of Finance and Chief Financial Officer of a manufacturer of telecommunications equipment and a manufacturer of plastic containers.

      Rodney T. Nash joined the Company in 1979 as Engineering Manager and was named Vice-President Engineering of the Company in November 1986. Prior to joining the Company, he held engineering positions with Hesston Corporation and Butler Manufacturing.

     Jack W. Cowden joined the Company in 1989 and was named Vice-President, Human Resources in February 1990. Mr. Cowden has over 20 years Human Resources experience. Prior to joining the Company, he was director of employee relations with a division of Emerson Electric and Cessna Aircraft, respectively.

      Kent  E. Tyler joined the Company in December 1997 as Vice-
President Marketing.  Prior to joining the Company, he was  Vice-
President of Ackerman McQueen, a full-service national marketing and advertising agency.

      All executive officers serve at the discretion of the Board of Directors.

      Section 16(a) - Beneficial Ownership Reporting Compliance

      Section  16(a)  of  the  Exchange  Act  requires  executive officers and directors of the Company, and persons who beneficially own more than ten percent (10%) of the Common Stock (collectively referred to herein as "Reporting Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission"). Reporting Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year, the Company believes that all of these forms required to be filed by Reporting Persons were timely filed pursuant to Section 16(a) of the Exchange Act.

                     COMMITTEES OF THE BOARD

      The  Board  of  Directors has established  standing  Audit,
Compensation and Nominating Committees. The principal responsibilities of each such committee are described below. The members of each such committee are identified in the director biographies set forth under "Management."

       The Audit Committee, consisting of two non-employee directors and one employee director, met once during Fiscal 1999. Each year it recommends the appointment of a firm of independent public accountants to examine the accounting records of the Company and its subsidiaries for the coming year. In making this recommendation, it reviews the nature of both audit-related and non-audit-related services rendered or to be rendered to the Company and its subsidiaries by the independent public accountants. The Audit Committee meets with representatives of the Company's independent public accountants and reviews with them audit scope, procedures and results, including any problems identified by the independent public accountants regarding internal accounting controls, and their recommendations. It also meets with the Company's chief financial officer to review reports on the functioning of financial controls. The Audit Committee also is prepared to meet with the Company's independent public accountants or chief financial officer at their request to review any special situation arising in relation to any of the foregoing subjects.

      The Compensation Committee, consisting of two non-employee directors and one employee director, met once during Fiscal 1999. The Compensation Committee establishes the compensation policies of the Company and makes salary recommendations to the Board of Directors for all elected officers. It also recommends bonuses for officers and other senior executives.

     The Nominating Committee, consisting of three directors, met once during Fiscal 1999. It recommends to the Board of Directors nominees for director to be proposed for election by the stockholders and also reviews the qualifications of, and recommends to the Board of Directors, candidates to fill Board of Director vacancies as they may occur during the year. The Nominating Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company for consideration by the Nominating Committee by October 31, 2000 for the next annual stockholders meeting. Guidelines regarding the qualifications of candidates for directors, insofar as they apply to non-employees, generally favor individuals who have managed relatively large, complex business, educational, or other organizations or who, in a professional or business capacity, are accustomed to dealing with complex business or financial problems.

     Actions taken by any committee of the Board of Directors are reported to the Board of Directors, usually at its next meeting.

      There were twelve Board of Directors meetings during Fiscal 1999. In Fiscal 1999, each director attended more than 75% of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

          The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the other named executive officers.

                           ANNUAL COMPENSATION
Name and                                                       Other Annual
Principal Position      Year   Salary ($)       Bonus ($)    Compensation ($)

     (a)                (b)       (c)               (d)             (e)
Don L. Collins          1999    369,583           75,000            --
 Chairman               1998    360,000          140,000            --
                        1997    357,702           91,786            --

Donald Lynn Collins     1999    314,167          100,000            --
 President, Chief       1998    295,000          180,000            --
 Executive Officer      1997    285,170           84,028          355,976 (1)

Terry L. Clark          1999    198,333           40,000            --
 Executive Vice         1998    160,000           75,000            --
 President, Operations  1997    155,417           40,655            --

Larry W. Sayre          1999    149,375           25,000            --
 Vice President         1998    135,000           50,000            --
 Finance & CFO          1997    129,539           23,467            --

Kent E. Tyler           1999    113,542           12,500            --
 Vice President         1998     86,250             --              --
 Marketing              1997       --               --              --

SUMMARY COMPENSATION TABLE - (CON'T)

                        LONG TERM COMPENSATION
                              Awards                    Payouts
                                            Securities
                                Restricted  Underlying
Name and                          Stock      Options/   LTIP      All Other
Principal Position       Year  Awards($)(2)   SARs (#)  Payouts  Compensation($)

     (a)                  (b)      (f)          (g)       (h)          (i)
Don L. Collins            1999   142,500(3)     25,000    --           --
 Chairman                 1998       --         25,000    --           --
                          1997       --        173,000    --           --

Donald Lynn Collins       1999   332,500(4)     50,000    --           --
 President, Chief         1998       --         50,000    --           --
 Executive Officer        1997       --        182,600    --           --

Terry L. Clark            1999    71,250(5)     25,000    --           --
 Executive Vice           1998       --         25,000    --           --
 President, Operations    1997       --         48,000    --           --

Larry W. Sayre            1999    47,500(6)     15,000    --           --
 Vice President           1998       --         15,000    --           --
 Finance & CFO            1997       --         28,500    --           --

Kent E. Tyler             1999    71,250(7)     25,000    --           --
 Vice President           1998       --          5,000    --           --
 Marketing                1997       --            --     --           --


(1)  Donald Lynn Collins was granted a restricted stock award as of January
     20, 1995 in the amount of 75,000 shares. In fiscal 1996, the Company rescinded 50,000 shares of Donald Lynn Collins' restricted stock award and granted him a cash bonus of $281,250 plus a payment of $230,114 for reimbursement of taxes. In fiscal 1997, the Company removed the restriction on the remaining 25,000 shares of Donald Lynn Collins' restricted stock previously awarded in 1995. The market value of these shares was $190,625 on the date the restriction was removed and the Company granted a bonus of $165,351 for reimbursement of taxes. The fiscal 1997 tax reimbursement is included in the Summary Compensation Table.

(2) Under the terms of the Company's Restricted Stock Award Agreements, dividends are paid on restricted stock at the same rate as paid on all other outstanding shares of the Company's stock.

(3)  Value at October 31, 1999 amounted to $191,250

(4)  Value at October 31, 1999 amounted to $446,250

(5)  Value at October 31, 1999 amounted to $95,625

(6)  Value at October 31, 1999 amounted to $63,750

(7)  Value at October 31, 1999 amounted to $95,625

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                            Individual Grants

                            Number of       Percent of
                            securities    total options/     Exercise or
                            underlying    SARs granted       base price
                           Options/SARs   to employees         ($/Sh)
Name                        granted (1)   in fiscal year

    (a)                        (b)             (c)              (d)
Don L. Collins                25,000          12.8%            $3.97

Donald Lynn Collins           50,000          25.6%            $3.97

Terry L. Clark                25,000          12.8%            $3.97

Larry W. Sayre                15,000           7.7%            $3.97

Kent E. Tyler                 10,000           5.1%            $3.97
Kent E. Tyler                 15,000           7.7%            $4.1875

 (1)  Each stock option is exercisable six (6) months after the date of grant.

OPTION/SAR GRANTS IN LAST FISCAL YEAR - (CON'T)

                        Potential realizable value at assumed annual rates of stock price appreciation for option term

Name                    Expiration Date           5%($)              10%($)

      (a)                    (e)                   (f)                (g)
Don L. Collins             11/24/08             $161,668           $257,430

Donald Lynn Collins        11/24/08             $323,336           $514,858

Terry L. Clark             11/24/08             $161,668           $257,430

Larry W. Sayre             11/24/08             $ 97,001           $154,457

Kent E. Tyler              11/24/08             $ 64,667           $102,972
Kent E. Tyler              01/02/09             $102,315           $162,919

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
    AND FISCAL YEAR-END OPTION VALUES

     The following table provides information related to options exercised by the named executive officer during the 1999 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                            Shares Acquired on
       Name                     Exercise (#)           Value Realized

       (a)                         (b)                     (c)
    Don L. Collins                  -                       -
    Donald Lynn Collins             -                       -
    Terry L. Clark                  -                       -
    Larry W. Sayre                  -                       -
    Kent E. Tyler                   -                       -


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
    AND FISCAL YEAR-END OPTION VALUES - (CON'T)

                        Number of Underlying          Value of Unexercised
                       Unexercised Options at         In-the Money Options
                             FY-End (#)                    at FY-End ($)

      Name               Exercisable/Unexercisable   Exercisable/Unexercisable

       (a)                           (d)                          (e)
    Don L. Collins                205,800/0                    $421,200/0
    Donald Lynn Collins           282,600/0                    $555,150/0
    Terry L. Clark                 80,800/0                    $171,200/0
    Larry W. Sayre                 55,000/0                    $117,950/0
    Kent E. Tyler                  30,000/0                    $ 67,488/0

Directors' Compensation

       During Fiscal 1999, the Company paid each employee director $900 for each Board of Directors meeting attended, which amounts are included in the Summary Compensation Table. Outside directors received $1,400 for each Board of Directors meeting attended and
$900 for each Board of Directors committee meeting attended.   In
addition, Mr. Peters, Mr. Gothard and Mr. Patterson each received Board of Directors retainer fees of $1,500 per month, and Mr.
Lind received a Board of Directors retainer fee of $500 per
month.   Committee fees are not paid (i) to inside directors and
(ii) to outside directors when such committee meetings are held on the same day as a Board of Directors meeting or in conjunction with a General Managers meeting.

Report of the Compensation Committee on Executive Compensation

      The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers, stockholders and employees.

     Executive Compensation Philosophy. The Compensation Committee of the Board of Directors makes compensation recommendations to the Board of Directors and is composed of three directors, two of whom are independent. Donald Lynn Collins serves on the Compensation Committee but abstains from decisions regarding his own compensation and the compensation of Don L. Collins. The goals of the Compensation Committee are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who
     contribute to the long-term success of the Company.   The
     Compensation Committee considers several factors in establishing the executive compensation program of the Company, including both subjective and objective factors. Although profitability of the Company and market value of its Common Stock are considered in establishing the executive compensation program, neither of these factors are determinative. Rather, the Company's executive compensation program is based on the following principles:

          The Company attempts to compensate competitively.

          The Company is committed to providing a compensation program aimed at attracting and retaining highly qualified people, primarily from within the industry. To ensure that compensation is competitive, the Company periodically compares its compensation practices with those of competitors and other companies and sets its compensation parameters based on this review.

          The Company compensates sustained performance.

          Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is not determined strictly on the basis of designated criteria, but is evaluated on the basis of many factors including but not limited to earnings, revenues, product innovation, market share, strategic and business plan goals, the extent to which strategic and business plan goals are met and current industry conditions. Individual performance is evaluated by reviewing the executive officer's individual performance as well as the performance of that officer's functional area of responsibility.

          The Company strives for fairness in the administration of compensation.

          The Company attempts to apply its compensation philosophy uniformly. The Company strives to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at competing companies.

          The Company's process of assessing executive performance is as follows:

          1. At the beginning of the annual performance cycle, objectives and key goals are set for the Company's executives.

          2. Each executive is given ongoing feedback on performance.

          3. At the end of the annual performance cycle, the Chief Executive Officer and the Compensation Committee evaluate each executive's accomplishment of objectives and attainment of key goals.

          4. The accomplishment of objectives and attainment of key goals affect decisions on salary increases and, if applicable, stock options.

        Executive Compensation Vehicles. The Company utilizes the three components of its compensation program to attract and retain key executives, enabling it to improve its products, motivate technological innovation, foster teamwork and adequately reward executives, all with the goal of enhancing stockholder value. The annual cash-based compensation for executives consists of a base salary which reflects the respective executive's level of responsibility, breadth of knowledge and technical or professional skills and is subject to increases or decreases at the discretion of the Compensation Committee. Salaries are reviewed on an annual basis and may be changed at that time based on (i) information derived from the evaluation procedures described above, (ii) a determination that an individual's contributions to the Company have increased (or decreased), and
(iii) changes in market conditions and competitive compensation levels.

       From time to time the Company awards bonuses to executive officers upon attainment of certain Company financial and operational goals. These bonuses are set forth in the Summary Compensation Table. From time to time the Company also makes available to directors and executive officers incentive bonuses pursuant to the Company's unwritten Executive Incentive Compensation Plan (the "Incentive Compensation Plan"). Under the Incentive Compensation Plan, the Company may award cash and/or restricted Common Stock to directors and executive officers of the Company. The Incentive Compensation Plan is administered by the Compensation Committee of the Board of Directors and is a discretionary plan based upon performance by the individual and the Company.

       Long-term incentives are intended to be provided through the Company's 1997 Omnibus Incentive Plan which provides for granting
(i) Stock Options, Restricted Stock Awards, Performance Shares, and/or Other Incentive Awards to employees of the Corporation and its Subsidiaries on the terms and subject to the conditions set forth in the Plan, and (ii) Director Options and Director Awards
to Non-Employee Directors of the Company as approved by the
Board.   The Compensation Committee determines which executives
will be eligible for incentives with the objective of aligning executives' long range interests with those of the stockholders by providing the executives with the opportunity to build a meaningful interest in the Company.

       Compensation of the Chief Executive Officer. As with the other executive officers, the CEO's total compensation is based upon several factors, including both subjective and objective factors. For Fiscal 1999, the Compensation Committee compared the CEO's annual salary with the annual salaries of chief executive officers of competitors and other peer groups, pursuant to several published national studies (the "Studies"). The Compensation Committee authorized a 6.50% merit increase in the CEO's annual salary and determined the CEO's annual salary to be reasonable and appropriate in light of the comparison to the Studies. It is the policy of the Compensation Committee to authorize a bonus for the CEO upon the attainment of certain Company financial and operational goals. These bonuses are described above and set forth on the Summary Compensation Table.

Compensation Committee Members:    Arch G. Gothard, III
                                   Donald Lynn Collins
                                   William R. Patterson

Compensation Committee Interlocks and Insider Participation

        During Fiscal 1999, the members of the Compensation Committee were primarily responsible for determining executive compensation. Messrs. Arch G. Gothard, III, William R. Patterson and Donald Lynn Collins comprised the Compensation Committee.
Mr. Collins is currently the President and Chief Executive
Officer of the Company.

                        STOCK PERFORMANCE

The following chart shows a five-year comparison of cumulative total stockholder returns for the Company's Common Stock during the five (5) fiscal years ended October 31, 1999 with the NASDAQ U.S. Index and an index of peer groups selected by the Company. The companies in the peer group are Champion Industries, Federal Signal, Thor Industries, Spartan Motors and Supreme Industries. The comparison assumes an investment of $100 on October 31, 1994 in each index and the Company's Common Stock and that all dividends were reinvested.

                BASE
                YEAR
                1994      1995      1996      1997      1998      1999
Collins        $100.0    $ 91.7    $255.6    $315.1    $178.1    $303.7
Peer Group     $100.0    $105.6    $124.6    $126.3    $125.2    $105.1
NASDAQ-US      $100.0    $134.6    $158.9    $209.2    $234.1    $390.8

                           PROPOSAL 2:
         RATIFICATION BY STOCKHOLDERS OF APPOINTMENT OF
                 INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to be the Company's auditors for the fiscal year ending October 31, 2000. Representatives of Arthur Andersen LLP, are expected to be present at the Annual Meeting and shall have the opportunity to make a statement and to respond to appropriate questions.

       A vote of the majority of all shares present in person or by proxy and voting at the Annual Meeting is necessary for the ratification of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending October 31, 2000. If the appointment of Arthur Andersen LLP is not approved at the Annual Meeting, the Board of Directors will consider the selection of another accounting firm.

         THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

                      STOCKHOLDER PROPOSALS

       Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at the offices shown on the first page of the Proxy Statement on or before September 22, 2000, in order to be included in the proxy material proposed to be issued in connection with such meeting. The deadline for providing timely notice to the Company of matters that stockholders otherwise desire to introduce at the 2001 Annual Meeting of Stockholders is January 11, 2001. The Company may exercise its discretionary voting authority to direct the voting of proxies on any matter submitted for a vote at the 2001 Annual Meeting of Stockholders if notice concerning proposal of such matter is not received prior to January 11, 2001. It is suggested that stockholders submit any proposals by certified mail, return receipt requested.

                          OTHER MATTERS

       Management is not aware of any matters to come before the Annual Meeting which will require the vote of stockholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter requiring stockholder action should properly come before the Annual Meeting or any adjournment thereof, those persons named as proxies on the enclosed proxy card will vote thereon according to their best judgment.




                                       By order of the Board of Directors
Dated:  January 19, 2000
                                       Lewis W. Ediger
                                       Secretary